POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints Barry P. Bowen acting singly, with full power of substitution, to act for the undersigned and in the undersigned’s name, place and stead, as the undersigned’s true and lawful attorneyinfact to:

(1)

Prepare, execute, and file with the Securities Exchange Commission (the “SEC”) for and on behalf of the undersigned, and in the undersigned's capacity as an officer and/or director of Tootsie Roll Industries, Inc. (the “Company”), any and all reports, forms and documents required to be filed under Section 16(a) of the Securities Exchange Act of 1934, as amended, or any rule or regulation promulgated thereunder (the “Exchange Act”) (including Forms 3, 4, and 5 and any successor forms);

(2)

Prepare, execute and submit to the SEC a Form ID and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned and the Company to make electronic filings with the SEC of reports, forms, schedules or other filings and submissions under federal securities laws;

(3)

Do and perform any and all acts for and on behalf of the undersigned to enable the undersigned to submit and file reports, forms, schedules and other filing with the SEC utilizing the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system, which actions may include enrolling the undersigned in EDGAR Next; and

(4)

Take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorneyinfact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by the attorneyinfact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneyinfact may approve in such attorneyinfact’s discretion.

The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or pursuant to such attorneyinfact’s authority as an account administrator for the undersigned’s account in EDGAR or EDGAR Next, hereby ratifying and confirming all that said attorneyinfact may lawfully do or cause to be done by virtue hereof.

The authorization above remains in full force and effect until the undersigned is no longer required to file Section 16 Reports with respect to the Company unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneyinfact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 17 day of April 2026.

Signature:
/s/ Jeffrey Srulovitz

Print Name:
Jeffrey Srulovitz